EX-14

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Acquiring Fund and Acquired Fund Financial Highlights” and “Other Service Providers” in the Combined Prospectus and Proxy Statement included in this Registration Statement (Form N-14) of Rydex Series Funds, the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information of the Multi-Hedge Strategies Fund dated May 1, 2011, incorporated by reference in this Registration Statement, and the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information of the Alternative Strategies Allocation Fund dated August 1, 2011, incorporated by reference in this Registration Statement, and to the incorporation by reference in this Registration Statement of our report dated February 28, 2011 on the financial statements and financial highlights of the Multi-Hedge Strategies Fund included in the 2010 Annual Report to shareholders and our report dated May 26, 2011 on the financial statements and financial highlights of the Alternative Strategies Allocation Fund included in the 2011 Annual Report to shareholders.

/S/ ERNST & YOUNG LLP

McLean, Virginia

January 30, 2012